SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-SEQUA CORP - CLASS B
MJG ASSOCIATES, INC.
GABELLI PERFORMANCE PARTNERSHIP
12/03/07 16,700- 175.0000
GABELLI INTERNATIONAL II LTD
12/03/07 1,100- 175.0000
GABELLI INTERNATIONAL LTD
12/03/07 5,000- 175.0000
GAMCO ASSET MANAGEMENT INC.
12/03/07 559,571- 175.0000
12/03/07 56,000- 175.0000
11/30/07 200- 174.1100
11/28/07 300- 173.7700
11/23/07 200- 170.6200
11/21/07 600- 170.8917
11/20/07 200- 168.5000
11/06/07 300- 173.0000
11/01/07 200- 173.3500
10/24/07 200- 172.5200
10/10/07 300- 169.6000
10/09/07 400- 169.4500
GABELLI FUNDS, LLC.
GLOBAL UTILITY & INCOME TRUST
12/03/07 2,400- 175.0000
GABELLI VALUE FUND
12/03/07 33,000- 175.0000
GABELLI UTILITY FUND
12/03/07 400- 175.0000
GABELLI SMALL CAP GROWTH FUND
12/03/07 92,500- 175.0000
GABELLI EQUITY TRUST
12/03/07 84,600- 175.0000
GABELLI ASSET FUND
12/03/07 105,000- 175.0000
GABELLI CAPITAL ASSET FUND
12/03/07 2,000- 175.0000

(1) THE DISPOSITIONS ON 12/03/07 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S
SHAREHOLDERS RECEIVED $175.00 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.